UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
December 9, 2008
America Service Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-23340	51-0332317
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification Number)
of incorporation)

105 Westpark Drive, Suite 200, Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 373-3100
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On December 9, 2008, after consideration of presentations and recommendations of management and independent compensation consultants, and such other matters and information as deemed appropriate, the Incentive Stock and Compensation Committee of the Board of Directors of America Service Group Inc. (the “Company”) approved fiscal 2009 base salaries for each of the named executive officers of the Company set forth below.
     The base salary levels will become effective January 1, 2009 and are as follows:

		2009 Base	2008 Base
Name	Title	Salary	Salary
Richard Hallworth	President and Chief Operating Officer	$500,000	$400,000 (1)
Michael W. Taylor	Executive Vice President and Chief Financial Officer	$385,000	$317,220
Lawrence H. Pomeroy	Senior Vice President and Chief Development Officer	$268,148	$259,080
Carl J. Keldie, M.D.	Corporate Medical Director of PHS	$340,684	$329,163
(1) On September 15, 2008, the Company announced that Richard Hallworth will become the President and Chief Executive Officer of the Company, effective January 1, 2009. In connection with this event, the Company entered into an amended and restated employment agreement with Mr. Hallworth, effective September 15, 2008, pursuant to which Mr. Hallworth’s base salary was increased from $344,760 to $400,000.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA SERVICE GROUP INC.
Date: December 11, 2008	By:	/s/ Michael W. Taylor
Michael W. Taylor
Executive Vice President and Chief Financial Officer